Exhibit 1.1

4,250,000 Shares

OPTIMER PHARMACEUTICALS, INC.

Common Stock

UNDERWRITING AGREEMENT

February 23, 2010

JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Optimer Pharmaceuticals, Inc., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions stated herein, to sell to Jefferies & Company, Inc. (the “Underwriter”) an aggregate of 4,250,000 shares (the “Firm Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company.  The Firm Shares consist of 4,250,000 authorized but unissued shares of Common Stock to be issued and sold by the Company.

The Company proposes to sell to the Underwriter, at the election of the Underwriter, up to 637,500 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”).  The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Securities.”

The Company hereby confirms its agreement with the Underwriter as follows.

1.             Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-163606) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  Such registration statement has been declared effective by the Commission.  Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B (“Rule 430B”) under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus dated December 24, 2009, filed with the Commission pursuant to Rule 424(b)(3) on such date, and related to the Original Registration Statement is herein called the “Base Prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) (“Rule 424(b)”) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.”  Any reference herein to the Base Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.             Representations and Warranties of the Company.

(a)           The Company represents and warrants to, and agrees with, the Underwriter as follows:

(i)            No order preventing or suspending the use of the Base Prospectus or any Issuer Free Writing Prospectus (as defined below) has been issued by the Commission and the Base Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Base Prospectus in reliance upon, and in conformity with, written information relating to the Underwriter furnished to the Company by you specifically for use in the preparation thereof; it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 6(f).

(ii)           The Registration Statement was initially declared effective by the Commission under the Securities Act on December 24, 2009 and any Rule 462(b) Registration Statement has become effective under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(iii)          Each part of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the First Closing Date and Second Closing Date (as hereinafter defined), complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the First Closing Date and Second Closing Date, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you specifically for use in the preparation thereof; it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 6(f).

(iv)(A) The Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule I, the pricing information set forth on Schedule II and the Statutory Prospectus, all considered together as of the Time of Sale (collectively, the “Time of Sale Disclosure Package”), and (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, as of the Time of Sale did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information relating to the Underwriter furnished to the Company by you specifically for use therein; it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 6(f).  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale” means 4:03 p.m. (Eastern time) on the date of this Agreement.

(2)           “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

(3)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(4)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I to this Agreement.

(5)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.  The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though it is not required to be filed with the Commission.

(v)           (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information relating to the Underwriter furnished to the Company by you specifically for use therein; it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 6(f).

(B)           (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations (“Rule 405”), including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the

Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 of the Rules and Regulations (“Rule 164”).

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(vi)          The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Act and fairly present the consolidated financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus have been derived from the accounting records of the Company and present fairly the information required to be stated therein.  No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (X) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (Y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (Z) in the performance of their work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The other financial and statistical information derived from the Company’s financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the applicable financial statements that are included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and the books and records of the respective entities presented therein.

(vii)         The Company and each of its subsidiaries has been duly organized and is in good standing under the laws of the state of its jurisdiction.  The Company is validly existing as a corporation, and each of its subsidiaries is also validly existing.  Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon, or change in, (A) the general affairs, business, prospects, properties, operations, condition (financial or otherwise) or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, or (B) the ability of the Company to consummate the transactions contemplated herein or by the Time of Sale Disclosure Package (“Material Adverse Effect” or “Material Adverse Change”).

(viii)        Except as set forth in the Time of Sale Disclosure Package and the Prospectus, the Company does not, directly or indirectly, own or control any capital stock or other equity ownership or proprietary interest in any corporation, partnership, association, trust or other entity.  Except as set forth in the Time of Sale Disclosure Package and the Prospectus, the Company is not a participant in any joint venture, partnership or similar arrangement.

(ix)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, including any acquisition or disposition of any business or asset, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or other rights granted pursuant to equity compensation plans described in the Time of Sale Disclosure Package), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change.

(x)            Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any subsidiary is a party or of which any property or assets of the Company or any subsidiary is the subject before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change.  There are no current or pending legal, governmental or regulatory actions, suits or proceedings to which the Company or any subsidiary is a party of which any property or assets of the Company or any subsidiary is subject that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations that have not been so described.

(xi)           There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure

Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(xii)          This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject which would be reasonably likely to have a Material Adverse Effect, (B) result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company (each, a “Governmental Authority”) which would be reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or order of, or filing with, any court or Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(xiii)         All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter), and the holders thereof are not subject to personal liability solely by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and, as of the time of issuance, the holders thereof will not be subject to personal liability solely by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except for such rights as have been duly waived.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.  Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder, set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus accurately and fairly presents the information required to be shown by the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act, with respect to such plans, arrangements, options and rights.  All grants of options to acquire Common Stock (each, a “Company Stock Option”) were validly issued and approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof. Grants of Company Stock Options were (i) made in material compliance with all applicable laws and (ii) as a whole, made in material compliance with the terms of the plans under which such Company Stock Options were issued. There is no and has been no policy or practice of the Company to coordinate the grant of Company Stock Options with the release or other public announcement of material information regarding the Company or its results of operations or prospects.

(xiv)        Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, the Company and each of its subsidiaries possesses all requisite power and authority, and all licenses, consents, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership, lease or operation of their properties or the conduct of their businesses as now being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except where failure to do so would not be reasonably likely to have a Material Adverse Effect; neither the Company nor its subsidiaries have received notice of any revocation or modification of any such license, consent, certificate, permit or authorization and have not received notice that any such license, consent, certificate, permit or authorization will not be renewed in the ordinary course, the loss of which would be reasonably likely to have a Material Adverse Effect, and the Company and its subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xv)         The Company and its subsidiaries own or lease all such properties as are reasonably necessary to the conduct of their businesses as presently operated as described in the Time of Sale Disclosure Package and the Prospectus.  The Company and its subsidiaries have good and marketable title in fee simple to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, and material to the Company’s and its subsidiaries’ business taken as a whole, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.  Neither the Company nor its subsidiaries has received any notice of any material claim adverse to its ownership of any real or personal property or of any material claim against the continued possession of any real property, whether owned or held under lease or sublease of the Company or its subsidiaries.

(xvi)        Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and each of its subsidiaries own, possess or can acquire on reasonable terms all Intellectual Property (as defined below) reasonably necessary for the conduct of the business of the Company and its subsidiaries as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as now conducted or to be conducted, except to the extent such failure to own, possess or acquire such Intellectual Property would not result, individually or in the aggregate, in a Material Adverse Change.  Except as disclosed or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the caption “Business — Intellectual Property,” or as would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Change, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this section (xvi) result in a Material Adverse Change; (C) the Intellectual Property owned by the Company and its subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this section (xvi) result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, the Company and its subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this section (xvi) result in a Material Adverse Change; and (E) to the Company’s knowledge (as defined below), no employee of the Company or a subsidiary of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a subsidiary of the Company and would result, individually or in the aggregate, in a Material Adverse Change.  To the Company’s knowledge, all material technical information developed by and belonging to the Company and its subsidiaries for which they have not sought, and do not intend to seek, to patent or otherwise protect pursuant to applicable intellectual property laws has been kept confidential or disclosed only under obligations of confidentiality.  The Company is not a party to or bound by any options, licenses or agreements with respect to Intellectual Property that are required to be set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and are not described therein.  The term “Intellectual Property” as used herein means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.

(xvii)       Neither the Company nor its subsidiaries is (A) in violation of its respective charter, by-laws or other organizational documents; (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance or observance of any term, covenant, obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject or (C) in violation of any law or statute or any order, rule, regulation, judgment or decree of any court or arbitrator or Governmental Authority, which in the case of subsections (B) and (C), above, would be reasonably likely to have a Material Adverse Effect.

(xviii)      The Company and its subsidiaries have timely filed all federal, state, local and foreign income, franchise and other tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith, including without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the

Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  There is no material tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

(xix)         The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule I, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405, except in accordance with the provisions of Section 4(a)(xviii) of this Agreement.

(xx)          The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Securities on the Nasdaq Global Market.  Except as previously disclosed to counsel for the Underwriter or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, no director or officer, or beneficial owner of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, has any direct or indirect association, or is affiliated, with a FINRA member.

(xxi)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting, and since the end of its latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxii)        The Company’s board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of the Nasdaq Stock Market and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the applicable requirements of the Nasdaq Stock Market.

(xxiii)       No relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus which is not so described.  Neither the Company nor its subsidiaries has, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of their directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxiv)       Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its subsidiaries: (A) are and at all times have complied in all respects with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company and its subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and material to the Company’s business (“Authorizations”); (C) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and have no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and represent that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(xxv)        The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its subsidiaries were and, if still pending, are being conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company and its subsidiaries have not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its subsidiaries.

(xxvi)       The Company and its subsidiaries (A) have complied in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and complied in all material respects with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business; and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company and its subsidiaries have not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No property of the Company or its subsidiaries is subject to any lien under any Environmental Law.  The Company and its subsidiaries are not subject to any order, decree, agreement or settlement related to any Environmental Law.

(xxvii)      The Company and its subsidiaries (A) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) have received all material permits, licenses or other approvals required of them under applicable Occupational Laws to conduct their business as currently conducted; and (C) are in compliance, in all material respects, with all terms and conditions of such permits, licenses or approvals.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or its subsidiaries relating to Occupational Laws.

(xxviii)     Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its subsidiaries has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  The Company and its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan;” and each plan for which the Company or its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xxix)       No labor disturbance by the employees of the Company or its subsidiaries exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(xxx)        Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its product candidates to any other person or is bound by any agreement that adversely affects the exclusive right of the Company or any such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its product candidates.

(xxxi)       The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate, and such data agree with the sources from which they are derived in all material respects.

(xxxii)      Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriter’s compensation as determined by FINRA.

(xxxiii)     The Company carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies of similar size and development stage engaged in similar businesses in similar industries; and the Company has not received notice from any insurer or agent of such insurer that either (A) capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) its existing insurance coverage as and when such coverage expires will not be renewed.  In the event of a non-renewal, the Company would be able to obtain similar coverage at reasonable cost that would not have a Material Adverse Effect from similar insurers as may be necessary to continue its business.  The Company’s existing insurance is outstanding and duly in full force and effect on the date hereof.  There are no material claims by the Company under any such policy or instrument as to which any insurance company is currently defending under a reservation of rights clause or with respect to which the insurer has notified the Company in writing of a denial of coverage.

(xxxiv)     None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.  None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the

Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv)         The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and will not be an entity “controlled” by an “investment company” within the meaning of such Act.

(xxxvi)        The Company and its directors and officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, including, without limitation, Section 402 related to loans.

(xxxvii)       The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-14 under the Exchange Act) that comply with the requirements of the Exchange Act; such controls and procedures are designed to ensure that material information relating to the Company is made known to the principal executive officer and the principal financial officer and are effective at the reasonable assurance level to perform the functions for which they were established.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxxviii)      At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 was filed with the Commission, the Company met the then applicable requirements for use of Form S-3 under the Securities Act.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i).

(xxxix)         The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents, when read together with the other information in the Time of Sale Disclosure Package and the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and,  when read together with the other information in the Time of Sale Disclosure Package and the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           Any certificate contemplated hereby and delivered in connection with the sale of Securities consummated by this Agreement and signed by any officer of the Company and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase such shares from the Company.  The purchase price for the Firm Shares shall be (i) $10.36 per share for 2,913,636 shares and (ii) $11.00 per share for 1,336,364 shares to be sold to certain existing investors in the Company.

(b)           The Firm Shares will be delivered by the Company to you against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern Standard Time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 1:00 p.m. Pacific time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”  If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.  Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 8:30 a.m., Pacific Time, on the business day next preceding the First Closing Date at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, or such other location as may be mutually acceptable.

(c)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter an option to purchase all or any portion of the Option Shares at a purchase price of $10.36 per share, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Underwriter to the Company setting forth the aggregate number of Option Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, or such other location as may be mutually acceptable at 10:00 a.m., Eastern Time, on the Second Closing Date.  If the Underwriter so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.  Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 8:30 a.m., Pacific Time, on the business day next preceding the Second Closing Date at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, or such other location as may be mutually acceptable.

4.             Covenants.

(a)           The Company covenants and agrees with the Underwriter as follows:

(i)            During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter or counsel to the Underwriter reasonably object.  Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Underwriter and the Company may deem appropriate, and if requested by the Underwriter, an Issuer Free Writing Prospectus containing the selling terms of the Securities and such other information as the Company and the Underwriter may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each Issuer Free Writing Prospectus.

(ii)           The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes, or (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of the Base Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)          (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or, if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate such conflict or correct such untrue statement or omission.

(C)           If immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriter, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new shelf registration statement.

(iv)          The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)           The Company will furnish or make available to the Underwriter and its counsel copies of the Registration Statement (up to a total of four of which will be signed and will include all consents and exhibits filed therewith, as you may request), the Base Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing.

(vi)          During a period of five years commencing with the date hereof, the Company will furnish or make available to the Underwriter copies of all reports or other communications (financial or other) furnished or made generally available to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (A) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission, FINRA or any national securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company in reports furnished or made available to its security holders generally or to the Commission); provided that the requirements of this subsection (vi) shall be satisfied to the extent the reports, communications, financial statements or other documents referenced herein are available on EDGAR.

(vii)         The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(viii)        The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriter’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Base Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, including the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including reasonable related fees and expenses of Canadian counsel to the Underwriter), if applicable, provided such fees and disbursements related to distribution in Canada do not exceed $10,000 in the aggregate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of the Underwriter’s counsel incident to any required review by FINRA of the terms of the sale of the Securities, provided such fees and disbursements do not exceed $10,000 in the aggregate, (F) listing fees, if any, (G) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, and (H) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  If this Agreement is terminated by the Underwriter pursuant to Section 8 hereof prior to the First Closing Date or if the sale of the Firm Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.  The Company shall not in any event be liable to the Underwriter for loss of anticipated profits from the transactions covered by this Agreement.

(ix)           The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(x)            The Company will not, without the prior written consent of the Underwriter, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (A) to the Underwriter pursuant to this Agreement, (B) pursuant to transactions relating to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and described in the Prospectus (including the issuance of securities thereunder and the issuance of Common Stock upon the exercise of options issued pursuant thereto), (C) pursuant to the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus, (D) to Par Pharmaceutical Companies, Inc. (“Par”) in satisfaction of up to $5.0 million in milestone payments under the collaboration agreement between the Company and Par, and (E) to one or more counterparties in connection with the consummation a strategic partnership, joint venture, collaboration or the acquisition or license of any business products or technology; provided that, with respect to this subsection (E), (1) the sum of the aggregate number of shares of common stock of the Company so issued shall not exceed ten percent (10%) of the total outstanding shares of Common Stock immediately following the completion of this offering of Securities and (2) prior to the issuance of such shares each recipient of such shares enters into a lock-up agreement that is substantially similar to the lock-up agreements signed by the Company’s executive officers and directors pursuant to Section 4(a)(xi) below. If (x) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (I) the Company issues an earnings release, (II) the Company publicly announces material news or (III) a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by the Underwriter in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (I) the Company issues the earnings release, (II) the Company publicly announces material news or (III) a material event relating to the Company occurs; provided, however, that such extension will not apply if (X) the Common Stock are “actively traded securities” (as defined in Rule 101(c)(1) of Regulation M under the Exchange Act), (Y) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act, in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (Z) any research report relating to the Company published or distributed by the Underwriter during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension) is permissible pursuant to the provisions of NASD Conduct Rule 2711(f)(4).  The Company will provide the Underwriter and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(xi)           The Company has caused to be delivered to you prior to the date of this Agreement a letter (the “Lock-Up Agreement”) from each of the Company’s directors and executive officers in substantially the form set forth on Exhibit A hereto.  The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xii)          Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Act) has taken or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xiii)         Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Act and the Rules and Regulations) with the offer and sale of the Securities pursuant to the Registration Statement.

(xiv)        Except as contemplated herein, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xv)         The Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

(xvi)        The Company will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within those entities.

(xvii)       The Company will comply with all applicable provisions of the Sarbanes-Oxley Act.

(xviii)      The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(xix)         The Company has engaged and maintains, at its expense, a registrar and transfer agent for the Securities.

(xx)          The Company will use its best efforts to maintain the listing of the Securities on the Nasdaq Global Market.

5.             Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder is subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)           The Underwriter shall not have advised the Company that (i) the Registration Statement, or any amendment thereof or supplement thereof contains an untrue statement of a material fact which, in your opinion, is material, or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)           On each Closing Date, there shall have been furnished to you the opinion and negative assurance letter of Cooley Godward Kronish LLP, counsel for the Company, dated such Closing Date and addressed to you, in substantially the forms annexed hereto as Exhibits B-1 and B-2.

(e)           On each Closing Date, there shall have been furnished to you the opinion of Morgan, Lewis & Bockius LLP, special intellectual property counsel for the Company, dated such Closing Date and addressed to you, in substantially the form annexed hereto as Exhibit C.

(f)            On each Closing Date, there shall have been furnished to you, the opinion from Latham & Watkins LLP, counsel for the Underwriter, dated such Closing Date, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g)           On the date of this Agreement and on each Closing Date you shall have received a letter of Ernst & Young LLP, dated such date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such date shall be to confirm the conclusions and findings set forth in such prior letter.

(h)           On each Closing Date, there shall have been furnished to you a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale

Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)          The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and any post-effective amendment thereto, does not and did not, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B or otherwise under the Securities Act), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (D) since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth; and

(iv)          Since the Time of Sale, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business).

(i)            On the date of this Agreement and on each Closing Date, there shall have been furnished to you a certificate, dated such date and addressed to you, signed by the chief financial officer of the Company, in substantially the form annexed hereto as Exhibit D.

(j)            The Underwriter shall have received the Lock-Up Agreements referenced in Section 4(a)(xi) above.

(k)           The Company shall have furnished to you and your counsel such additional documents, certificates and evidence as you or it may have reasonably requested.

(l)            The Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(m)          At each Closing Date, counsel for the Underwriter shall have been furnished or it shall have been made available to the Underwriter such information, certificates and documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Securities contemplated hereby.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance you and counsel for the Underwriter.  The Company will furnish or make available to you such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Person”), from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned)), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, the Base Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement or in any Marketing Materials or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information provided in writing to the Company by you specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by you to the Company consists of the information described in subsection (f) below.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper by reason of such payment resulting from an action in respect of which the Underwriter is not due indemnification or contribution hereunder, the Underwriter shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the “Prime Rate”).  Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.  This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b)           The Underwriter will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with information provided in writing to the Company by you specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action, it being understood and agreed that the only such information furnished by you to the Company consists of the information described in subsection (f) below.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriter, it is advisable for the Underwriter to be represented by separate counsel, the Underwriter shall have the right to employ a single counsel to represent the Underwriter arising from any claim in respect of which indemnity may be sought by the Underwriter under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriter as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or any failure to act by or on behalf of the indemnified party.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(f)            The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriter set forth in the first two sentences and the last sentence of the third paragraph, and the twelfth paragraph, the thirteenth paragraph, the fourteenth paragraph and the fifteenth paragraph under the caption “Underwriting” in the Prospectus constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Base Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.             Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder.

8.             Termination of this Agreement.

(a)           You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(c), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriter’s obligations hereunder is not fulfilled, (iii) trading on the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) trading in the Company’s securities on the Nasdaq Global Market shall have been suspended or materially limited, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, the New York Stock

Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (vi) a banking moratorium shall have been declared by federal or state authorities, (vii) in the judgment of the Underwriter, there shall have occurred any Material Adverse Change or (viii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

9.             Default by the Company.  If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed or delivered to Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, attention: General Counsel, with a copy to Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, Attention: Cheston J. Larson, Esq.; and if to the Company, shall be mailed or delivered to it at 10110 Sorrento Valley Road, Suite C, San Diego, California 92121, Attention: Michael Chang, Ph.D. and John Prunty, with a copy to Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, California 92121 Attention: Charles S. Kim, Esq.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any the Underwriter.

12.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) the Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) the Company has been advised that Underwriter is acting, in respect of the transactions contemplated by this Agreement solely for the benefit of the Underwriter, and not on behalf of the Company; (e) the Underwriter has not provided any legal, accounting, regulatory, or tax advice with respect to the offering contemplated hereby and the Company has consulted his, her or its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (f) the Company waives to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement, and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13.           Research Analyst Independence.  The Company acknowledges that the Underwriter’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions.  The Company understand that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company irrevocably (a) submits to the jurisdictions of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, (each, a “Proceeding”), (b) agree that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agree not to commence any Proceeding other than in such courts, and (e) waive, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

15.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17.           Time is of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.          General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 6, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 6 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

OPTIMER PHARMACEUTICALS, INC.

		By:	/s/ Michael Chang
Name: Michael Chang
Title: Chief Executive Officer

Confirmed as of the date first
above mentioned

JEFFERIES & COMPANY, INC.

By: JEFFERIES & COMPANY, INC.

By:	/s/ Dustin Tyner
Dustin Tyner
Senior Vice President

SCHEDULE I

ISSUER GENERAL FREE WRITING PROSPECTUSES

None.

SCHEDULE II

PRICING INFORMATION

Price per share to the public:  $11.00

Number of shares being sold:  4,250,000

Number of shares potentially issuable pursuant to the overallotment option:  637,500

Exhibit A

FORM OF LOCK-UP AGREEMENT

February     , 2010

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

RE:          Optimer Pharmaceuticals, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.001 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares.  The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the underwriter.  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.  The undersigned acknowledges that you and the Company are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with each other with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies & Company, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period (the “Lock-up Period”) commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party (the “Underwriting Agreement”)); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such extension, except that such extension will not apply if (i) the Shares are “actively traded securities” (as defined in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended, in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) any research report relating to the Company published or distributed by any underwriter in the Offering during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension) is permissible pursuant to the provisions of NASD Conduct Rule 2711(f)(4).  The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding sentence will be delivered by Jefferies & Company, Inc. to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The foregoing restrictions shall not apply to (1) transactions relating to Shares or other securities acquired in open market transactions after completion of the Offering, or (2) the transfer of any or all of the Shares owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to any immediate family member of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to Jefferies & Company, Inc. an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement.  For the purposes of this paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.  In addition, notwithstanding the lock-up restrictions described herein, the undersigned may at any time after the date hereof (A) exercise any options or warrants to purchase Shares (including by cashless exercise to the extent permitted by the instruments representing such options or warrants); provided, however, that in any such case the Shares issued upon exercise shall remain subject to the provisions of this letter agreement, or (B) enter into a trading plan (a “New Plan”) meeting the requirements of Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, relating to the sale of Shares, if then permitted by the Company and applicable law; provided that the Shares subject to such New Plan may not be sold during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

It is understood that, if (i) the Company notifies Jefferies & Company, Inc. in writing that it does not intend to proceed with the Offering, (ii) if the Underwriting Agreement is not executed by March 31, 2010, or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Shares to be sold thereunder, this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this letter agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Remainder of page intentionally left blank]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  This letter agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:

Printed Name:

Capacity:

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)